UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2011

TransUnion Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-172549	74-3135689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 West Adams Street, Chicago, Illinois		60661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On September 23, 2011, the Board of Directors (the “Board”) of TransUnion Corp. (the “Company”) adopted and approved the amended and restated TransUnion Corp. 2010 Management Equity Plan (as amended and restated effective February 9, 2011) (the “Amended Plan”), subject to approval by the stockholders of the Company and effective immediately prior to consummation of the registered underwritten initial public offering of the Company (the “IPO”). The Amended Plan amends and restates the TransUnion Corp. 2010 Management Equity Plan (the “Plan”) to, among other things, add consultants of the Company as participants in the Plan and to make other changes to reflect that the Company will become a publicly traded company upon the consummation of the IPO. As discussed below under Item 5.07, on October 6, 2011, the stockholders of the Company approved the Amended Plan.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Pursuant to Section 14 of the Company’s Bylaws, which allows the stockholders to take action, in lieu of a meeting, without prior notice and without a vote, on October 6, 2011, stockholders representing at least a majority of the issued and outstanding shares entitled to vote at a meeting of stockholders executed a Written Consent of the Voting Stockholders of TransUnion Corp. approving:

(1) the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), which amends the Certificate of Incorporation of the Company to, among other things, provide for a classified Board, increase the number of authorized shares of capital, and authorize the Board to establish the rights, preferences and restrictions on any unissued series of preferred stock, par value $0.01 per share. The Amended and Restated Certificate of Incorporation will be effective upon filing with the Secretary of State of the State of Delaware, which will occur prior to the consummation of the IPO;

(2) the Amended Plan, which amends and restates the Plan as described above under Item 5.02(e), effective immediately prior to the consummation of the IPO; and

(3) the Indemnification Agreements, which the Company plans to enter into with any director of the Company who chooses to enter into such agreement in connection with the IPO and, each of which will be effective upon effectiveness of the Registration Statement on Form S-1 filed by the Company in connection with the IPO.

Shareholders owning 29,522,915.63685380 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), representing approximately 99% of the issued and outstanding Common Stock and 100% of the voting rights of the Company, authorized each of the above items.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransUnion Corp.

Date: October 11, 2011	/s/ John W. Blenke
John W. Blenke
Executive Vice President, Corporate General Counsel
and Secretary